UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        November 6, 2006

Medicsight, Inc

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Kensington Centre, 66 Hammersmith Road, London, United Kingdom	W14 8UT
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       011-44-20-7605-7950

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 3, 2006, Medicsight, Inc. (the “Company”) announced the opening of the Company’s New York office and named Alex van Klaveren as Vice President, Investor Relations.  David Mason resigned as Vice President of Investor Relations and director of the Company on November 1, 2006.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

ITEM 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit 99.1 - Press Release dated November 3, 2006 is being furnished with this Form 8-K.

About Medicsight

Medicsight develops enterprise-wide computer-aided detection (CAD) software that is used by the medical imaging market to aid in earlier detection of disease. Tested on one of the world’s largest databases of CT scan data, Medicsight’s software solutions help clinicians identify, measure, and analyze suspicious pathology, such as colorectal polyps and lung lesions. The company’s FDA-approved CAD products include ColonCAD, the first CAD technology available for CT colonography, and LungCAD.  Both products include a concurrent-read feature that allows clinicians to review the original image simultaneously with the Medicsight CAD findings, which results in improved workflow and productivity. Medicsight continues to develop CAD software for a variety of disease states that can help in the early detection of disease and ultimately improve patient outcomes. The company is also establishing through its new majority-owned subsidiary Medicexchange PLC a global online community for medical imaging professionals. The portal will contain a variety of relevant clinical papers, training materials and content. This combined with a multi-vendor online sales channel for diagnostic, treatment and surgery planning solutions will give these professionals access to information and products that they otherwise would have difficulty accessing. Medicexchange will offer medical imaging software vendors a single channel through which they can access a large community of medical imaging professionals globally in order to sell and market their product solutions. Medicexchange is scheduled to be available later in 2006. Headquartered in London, Medicsight employs more than 60 people and also has offices in the United States, Gibraltar, Japan, and China. Product and company information can be found on www.medicsight.com. Stock symbol: AMEX:MGT

All forward-looking statements are made pursuant to the ‘safe harbor’ provisions of the Private Securities litigation Reform Act of 1995.  Forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized.  Potential risks and uncertainties include, but are not limited to, the risks described in company filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICSIGHT, INC.
By: /s/ TIM PATERSON-BROWN
Tim Paterson-Brown
Chief Executive Officer
Date: November 6, 2006